Exhibit 99.1

     Windrose Medical Properties Trust Reports First Quarter 2004 Results

     Highlights:

     * Generated first quarter funds from operations (FFO) of $0.22 per share on a fully diluted basis; impacted by

        -- An increase in average shares outstanding related to a common equity offering in December 2003

        -- A near-term decrease in portfolio occupancy rates

        -- Amortization of fees associated with increasing the size of the syndicated credit facility from $25 million to $70 million and fixing the interest rate on property-level debt

     * Closed three specialty medical properties at end of January 2004, totaling $46.8 million

     * Filed a $250 million shelf registration in January 2004, following the December 2003 secondary common equity offering

     * Declared quarterly dividend of $0.22 per share, in line with fourth quarter 2003 dividend

    INDIANAPOLIS, May 4 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the first quarter ended March 31, 2004.
    Windrose reported total first quarter 2004 rental revenues of $6,514,000 on a GAAP basis, compared to $1,911,000 in the first quarter 2003. First quarter 2004 general and administrative expenses were as budgeted at $701,000, compared to $618,000 in the same quarter 2003. The first quarter non-cash loss on the interest rate swap was $54,000.
    For the three months ended March 31, 2004, net income available for common shareholders for the period on a GAAP basis was $781,000, or $0.08 per diluted share, compared to $145,000, or $0.03 per diluted share, for the same period 2003. Funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, were $2,210,000, or $0.22 per diluted share. Funds available for distribution (FAD), comprised primarily of FFO adjusted for straight-line rent, capital items, and minority interest items, were $1,840,000.
    As previously announced, Windrose declared a first quarter 2004 dividend of $0.22 per share. The dividend is payable on May 20, 2004 to shareholders of record on May 6, 2004.
    Fred Farrar, President and Chief Operating Officer, remarked, "Our first quarter FFO was impacted by several factors. First, we experienced a slight drop in near-term occupancy rates across the portfolio to 93.6% from 94.1% as a result of delayed lease renewals and build outs. We believe that we will return to the higher rate over the next two quarters. In addition, we incurred costs and expenses in connection with fixing the interest rate on one portfolio property and from the syndication of our increased secured credit facility."
    "First quarter revenues included a full quarter of rental revenues from the Sacramento and Reno acquisitions, and only two months of revenues from the New Jersey, Texas and Florida acquisitions that closed at the end of January," continued Mr. Farrar.
    Fred Klipsch, Chairman and Chief Executive Officer, stated, "Our year-over-year increase in revenues reflects the $97.1 million in acquisitions closed in 2003 and the $46.8 million closed to date in 2004. As previously announced, our target is $100 million of acquisitions for the full year and we remain committed to this target. Our acquisition and development pipelines are robust, as we continue to evaluate multiple opportunities."

    Windrose will host a conference call to discuss first quarter results on Wednesday, May 5, 2004 at 11:00 a.m. Eastern Daylight Time (10:00 a.m. Central Daylight Time). The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (888) 841-5035 for domestic callers and (973) 582-2830 for international callers. The reservation number for both is 4730083. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at www.windrosempt.com. Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. Listening to the webcast requires speakers and RealPlayer(TM) software, downloadable free at www.real.com.
    In addition, a telephonic replay of the call will be available from May 5, 2004 - May 19, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 4730083. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, www.windrosempt.com, through June 5, 2004.

    About Windrose Medical Properties Trust
    Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

    Safe Harbor
    Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.


                   Windrose Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
          For the Periods Ending March 31, 2004, and March 31, 2003
               (Dollars in Thousands, except per share amounts)
                                 (Unaudited)

                                             Three months     Three months
                                                ended            ended
                                               3/31/2004        3/31/2003
    RENTAL OPERATIONS

    Revenues
      Rent                                       $6,514           $1,911

    Operating expenses
      Property taxes                                472               61
      Property operating                          1,320              155
      Depreciation and amortization               1,520              419
         Total operating expenses                 3,312              635

           Operating income from rental
            operations                            3,202            1,276

    SERVICE OPERATIONS (HADC)

    Revenues
      Development and project management fees       520            2,064

    Expenses
      Cost of sales and project costs               464            1,879
      General and administrative expenses            89              497
         Income (loss) from service operations      (33)            (312)

    GENERAL AND ADMINISTRATIVE EXPENSES
      Corporate operations                          701              618

      Operating income (loss)                     2,468              346

    OTHER INCOME (EXPENSE)
      Interest Income (expense)                  (1,583)            (246)
      Loss on interest rate swap                    (54)             (18)
      Other Income (Expense)                        (27)             (36)
         Total other income (expense)            (1,664)            (300)

    Income tax benefit                               13              109

       Net income before Minority Interest          817              155

       Minority interest in income of common unit
        and other subsidiaries                      (36)             (10)

       Net income available for common shareholders 781              145

       Weighted average shares of common stock
        outstanding
         - Basic                                  9,948            5,692
         - Diluted                               10,307            6,054

       Net income per common share
         - Basic and diluted                      $0.08            $0.03


                 Condensed Consolidated Financial Information
          For the Periods Ending March 31, 2004, and March 31, 2003
               (Dollars in Thousands, except per share amounts)
                                 (Unaudited)


                                                 Three months     Three months
                                                     ended            ended
                                                   3/31/2004         3/31/2003


    Funds from operations(1) (FFO):
      Net income                                      $781              $145
      Add back (deduct):
        Lease commission amortization and
         depreciation expense                        1,520               419
        Minority interest share of depreciation
         and amortization                              (91)              (28)

    Funds from operations (FFO)                     $2,210              $536

     FFO per common share
      - Basic and diluted                            $0.22             $0.09


                   Windrose Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
                     For the Period Ending March 31, 2004
                            (Dollars in Thousands)
                                 (Unaudited)


                                                          Three months
                                                              ended
                                                            3/31/2004
    Funds available for distribution(2) (FAD)
     Funds from operations (FFO)                             $2,210
     Add back (deduct):
       Straight-line rent adjustment                           (366)
       Minority interest share of straight-line rent
        adjustment                                               28
       Rental income associated with above/below market leases   25
       Loss on interest rate swap                                54
       Capital Expenditures, Tenant Improvements and Leasing
        Commissions                                            (111)
       Funds available for distribution (FAD)                $1,840



              Reconciliation of Net Income to Cash Flows Used in
                             Operating Activities
                                 (Unaudited)

                                                            Three months ended
                                                                     3/31/2004

       Net income                                                        $781

     Adjustments to reconcile net income
        to net cash provided by operating activities
          Depreciation and amortization                                 1,520
          Rental Income associated with above/below market lease           25
          Deferred Income Taxes                                           (13)
          Loss on interest rate swap                                       54
          Amortization of deferred financing fees                         161
          Amortization of fair value of debt                             (180)
          Minority interest in earnings                                    36
          Increase (decrease) in cash due to changes in:
            Construction payables, net                                     63
            Straight line rent receivable                                (366)
            Billings in excess of revenues earned                         (68)
            Receivables from tenants                                      (14)
            Accounts payable and other accrued expenses                  (329)
              Cash flows provided by operating activities              $1,670


                Reconciliation of Cash Flows Used in Operating
             Activities to Funds Available for Distribution (FAD)
                                 (Unaudited)


                                                         Three months
                                                             ended
                                                           3/31/2004
   Cash flows provided by operating activities              $1,670
     Add:
      Non-income Operating Cash Flows:
        Billings in excess of revenues earned                   68
        Deferred Income Taxes                                   13
        Other accrued revenues and expenses                    329
        Receivables from tenants                                14

     Deduct:
      Non-income Operating Cash Flows:
         Construction payables, net                            (63)
         Amortization of deferred financing fees              (161)
         Minority interest in earnings                         (36)
         Minority interest share of depreciation
          and amortization and straight line rental income     (63)
         Amortization of fair value of debt                    180
         Capital Expenditures, Tenant Improvements and
          Leasing Commissions                                  (111)
    Funds Available for Distribution                         $1,840




                   Windrose Medical Properties Trust, Inc.
                    Condensed Consolidated Balance Sheets
                            (Dollars in Thousands)
                                 (Unaudited)

                                               3/31/2004         12/31/2003

    Cash and cash equivalents                     2,907             17,387
    Net real estate assets                      207,936            162,105
    Other assets                                  9,239              8,401
     Total assets                               220,082            187,893

    Secured Debt                                109,449             76,893
    Payables and other liabilities                4,061              3,753
    Dividend Payable                                  -              1,252
    Minority interest                             3,862              3,837
    Shareholders' equity                        102,710            102,158
    Total liabilities and shareholders' equity  220,082            187,893

     (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures

     (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items.

         The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

         Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.

SOURCE  Windrose Medical Properties Trust
    -0-                             05/04/2004
    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317 860-8213; Investors/Media - Stephanie Carrington,
+1-646-536-7017, scarrington@theruthgroup.com or Greg Tiberend
+1-646-536-7005, gtiberend@theruthgroup.com, both of The Ruth Group, for Windrose Medical Properties Trust/
    /Web site:  http://www.windrosempt.com /
    (WRS)

CO:  Windrose Medical Properties Trust
ST:  Indiana
IN:  RLT FIN MFD
SU:  ERN CCA